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                                                                   EXHIBIT 2.0





                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October , 1996, by and among NATIONAL TECHTEAM, INC., a Delaware corporation ("Parent"), TECHTEAM TRAINING, INC., a Delaware corporation, a direct wholly-owned subsidiary of Parent ("Acquisition"), WEBCENTRIC COMMUNICATIONS, INC., a Nebraska corporation (the "Company"), and DANIEL L. KEMP ("Shareholders' Representative") acting for and on behalf of the shareholders of the Company (collectively, the "Shareholders").

     The parties desire to provide for the merger of the Company with and into Acquisition upon the terms and subject to the conditions of this Agreement.

     In consideration of the respective representations, warranties, covenants, agreements and indemnities, the parties agree as follows:

                             ARTICLE 1. THE MERGER

     1.1 The Merger. Upon terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DCL"), at the Effective Time (as defined in Section 1.2) the Company and Acquisition shall consummate a merger (the "Merger") in which;

          1.1.1 the Company shall be merged within and into Acquisition and the separate existence of the Company shall thereupon cease,

          1.1.2 Acquisition shall be the surviving corporation in the Merger and shall continue to be governed by the DCL, and

          1.1.3 the separate corporate existence of Acquisition with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, and the Merger shall have all the effects specified in the DCL.

     1.2 Effective Time. The Company and Acquisition shall cause Certificate of Merger to be filed with the Delaware and Nebraska Secretaries of State. The Certificate of Merger shall be filed as soon as practicable after the receipt by the Company of the Shareholders' approval of the Merger pursuant to Section 8.8. The Merger shall become effective January 2, 1997, the date on which the Certificate of Merger has been duly filed and shall become effective with the Delaware Secretary of State. The time at which the Merger becomes effective is referred to as the "Effective Time". Acquisition, as the surviving corporation, may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either

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the Company or Acquisition in order to carry out and effectuate the transactions contemplated by this Agreement.

     1.3 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Parent at such date and time as may be mutually agreeable to Parent and the Shareholders' Representative (but in no event later than January 15, 1997) following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated (other than conditions with respect to actions the respective parties will take at the Closing itself) or at such other place, time and date as the parties may mutually determine.

     1.4     Actions at the Effective Time.  At the Effective Time;

          1.4.1 the Shareholders' Representative will deliver to Parent and Acquisition the various certificates, instruments, and documents referred to in
Section 11.1,

          1.4.2 Parent and Acquisition will deliver to the Shareholders' Representative the various certificates, instruments, and documents referred to in Section 11.2,

          1.4.3 the Company and Acquisition will file with the Delaware Secretary of State the Certificate of Merger, and

          1.4.4 Parent will deliver the Stock Merger Exchange Fund (as defined in Section 2.2) to the Shareholders' Representative in the manner provided in
Section 2.2.



                  ARTICLE 2. EFFECT ON CAPITAL STOCK; PAYMENT

     2.1 Effect on Capital Stock; Payment of Share Consideration. Upon the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any of the following securities, the following shall occur:


          2.1.1 Conversion of Company Shares. Each share of the common stock, $0.001 par value, of the Company ("Company Share") issued and outstanding immediately prior to the Effective Time, except those Company Shares owned by Parent or Acquisition, shall, by reason of the merger and without any action on the part of the holder thereof, be converted into a cash payment (subject to any required withholding) or the right to receive that number of shares of common stock (rounded to the nearest whole number) of Parent ("Parent Common Stock") converted on the basis of


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$2.00/share for Company Shares and $23.00/share for Parent Common Stock in accordance with Schedule 2.1.1.

          2.1.2 Conversion of Capital Stock of Acquisition. Each share of common, $0.001 par value per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall, by reason of the Merger and without any action on the part of the Parent, be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of Parent.

          2.1.3 Cancellation. Each Company Share that is held in the treasury of the Company shall automatically be canceled and retired and cease to exist and no consideration shall be paid or delivered in exchange therefor.

      2.2 Procedure for Payment.

          2.2.1 At the Effective Time: Parent will have available a sufficient number of certificates representing Parent Common Stock required to effect the delivery of the aggregate Cash and Share Consideration required to be issued pursuant to Section 2.1 (the certificates representing Parent Common Stock comprising such aggregate Share Consideration being the "Stock Merger Exchange Fund"). Parent shall deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Stock Merger Exchange Fund, less the amount set forth in Section 8.7 (the "Escrow Fund").

          2.2.2 At Closing, the Shareholders shall deliver to Acquisition a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates"). Upon surrender of Certificates for cancellation to Acquisition and any other required documents, the holder of such Certificates shall be entitled to receive the Share Consideration for each of the Company Shares represented by such Certificates, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration with respect to each of the Company Shares represented thereby. No dividends or other distributions that are declared after the Effective Time on Parent Common Stock and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by the reason of the Merger to receive Parent Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the Parent Common Stock are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common Stock between the Effective Time and the time of such surrender. After such surrender there shall be paid to the person in whose name and Parent Common Stock are issued any dividends or other distributions on such Parent Common Stock which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender and such payment shall be made on

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such payment date.  In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Acquisition any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Acquisition that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party shall be liable to a holder of Company Shares for any Parent Common Stock or dividends thereon, or, in accordance with Section 2.3, cash in lieu of fractional Parent Common Stock, delivered to a public official pursuant to applicable escheat law.

     2.3 Fractional Company Shares. No fractional shares of Parent Common Stock shall be issued in the Merger.

                    ARTICLE 3. CERTAIN EFFECTS OF THE MERGER

     3.1 Articles of Incorporation. The Articles of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     3.2 By-Laws. The By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation, without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     3.3 Directors and Officers. The officers of the Company shall, after the Effective Time, be the officers of the Surviving Corporation. The directors of the Surviving Corporation shall be the directors of Acquisition (appointed by the Parent prior to the Effective Time).

     3.4 No Further Ownership Rights in Company Shares. From and after the Effective Time, the holders of shares of Company Shares which were outstanding immediately prior to the Effective Time, other than the Parent or Acquisition, shall cease to have any rights with respect to such shares of Company Shares except as otherwise provided in this Agreement or by applicable law. All Cash or Share Consideration paid upon the surrender of Company Shares in accordance with the terms hereof shall be



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deemed to have been issued in full satisfaction of all rights pertaining to
Company Shares.

     3.5 Authorized Capital Stock of the Surviving Corporation. The authorized capital stock of Acquisition at the Effective Time shall consist of 1,000 Company Shares, with such preferences, voting powers, qualifications and special rights as are described in its Articles of Incorporation, as amended. The issued and outstanding capital stock of the Surviving Corporation at the Effective Time shall consist of 1,000 Company Shares.

     3.6 Effects of the Merger. When the Merger becomes effective, Company shall be merged into Acquisition, Acquisition shall have the powers and status of a surviving corporation under the DCL, and the separate existence of Company shall cease.

                             [ARTICLE 4 - RESERVED]

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

     The Shareholders jointly and severally make the following representations and warranties to Parent and Acquisition.

     5.1 Corporate Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska and has all requisite corporate power and authority to own, operate or lease the properties it purports to own, operate or lease and to carry on its business as presently conducted. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and By-Laws. The Company is duly qualified, licensed or registered as a foreign corporation to do business, and is in good standing in each of the jurisdictions in which the nature of the business is now being conducted by it or the property owned or leased by it makes such qualification, licensing or registration necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect (any change, effect or circumstance that, individually or when taken together with all other like changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be, taken as a whole, materially adverse to the business, assets (including intangible assets) financial condition or results of operations of the Company or on the ability of the Company to perform its obligations under this Agreement). Except as set forth in Schedule 5.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or any similar interest in, any corporation, partnership, joint venture or other business association or entity.



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     5.2     Capitalization of the Company.  The authorized capital stock of the
Company consists of 10,000,000 shares of common stock, $.001 par-value, of which 4,510,435 shares have been duly authorized, validly issued and are fully paid and nonassessable and owned by the Shareholders as set forth in Schedule 2.1.1, free and clear of all liens, encumbrances, restrictions and claims of any kind except as set forth in that Schedule. Except as set forth in Schedule 2.1.1, there are no preemptive or similar rights on the part of any holder of any class of securities of the Company, and there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares. All such shares were issued in accordance, in all material respects, with the federal, Nebraska (and other applicable states) securities laws and regulations.

     5.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations and to consummate the transactions contemplated. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Seller.

     5.4 No Conflict. Except as set forth in Schedule 5.4, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation and By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its or any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any contract, agreement, license, permit, or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.5 Financial Statements. The unaudited financial statements of the Company for the period ending September 30, 1996, attached to Schedule 5.5, were taken from



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its management accounts, and fairly present the Company's financial condition and reflect in all material respects the results of the Company for the periods presented, and were prepared in accordance with GAAP and the Company's historical practices, except for normal year-end adjustments and the absence of footnotes and other presentation items so as to fairly present the Company's financial condition and the results of its operations.


     5.6 No Undisclosed Liabilities. The Company has no material liabilities or obligations, whether accrued, absolute, contingent or otherwise except;



          5.6.1 to the extent reflected or reserved for on the Financial Statements,

          5.6.2    disclosed in Schedule 5.6.2 or in the other Schedules,

          5.6.3 liabilities or obligations incurred in connection with this Agreement, or

          5.6.4 where they constitute commitments under contracts entered into in the ordinary course of business and are set forth in Schedule 5.6.4.

     5.7 Absence of Certain Changes. Since August 1, 1996, except as set forth in Schedule 5.7, the Company has conducted its business in the ordinary course and there has not occurred with respect to the Company:

          5.7.1    any Material Adverse Effect;

          5.7.2 any payment, discharge or satisfaction of any liabilities or obligations (whether accrued, absolute, contingent or otherwise) in excess of $1,000, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations incurred in the ordinary course of business;


          5.7.3 except in the ordinary course of business, any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

          5.7.4    any cancellation or waiver of any claims or rights of value;

          5.7.5 any sale, lease, transfer, assignment, distribution or other disposition of any material assets, except in the ordinary course of business, or any disposal of any material assets for any amount to affiliates;

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          5.7.6    any disposal or lapse of any rights in, to or for the use of any patent, trademark, service mark, trade name, brand name, or copyright, or any disclosure to any person not an employee, or other disposition of, any customer lists;

          5.7.7 any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person or any general increase in the base compensation or other payment to continuing employees not in the ordinary course consistent in timing and amount with past practices;

          5.7.8 any capital expenditure or commitment for additions to property, plant or equipment, exceeding $5,000 individually or $15,000 in the aggregate, or lease agreement to lease any assets which, if purchased, would be reflected in the property, plant or equipment accounts;

          5.7.9 any material change in any method of accounting or keeping their respective books of account or accounting practices;

          5.7.10 any material damage, destruction or loss of any asset, whether or not covered by insurance;

          5.7.11 any elimination of any reserves established on their respective books or any changing of the method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination;

          5.7.12 any material obligation or liability, including, without limitation, any liability for nonperformance or termination of any contract;

          5.7.13 any authorization for issuance, delivery or sale of any equity securities of the Company, or alteration of the terms of any outstanding securities issued by it; or

          5.7.14 the declaration or payment of any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any Company Shares, or the redemption, purchase or other acquisition of any Company Shares, any securities convertible into or exchangeable for any Company Shares, or any options, warrants or other rights to purchase or subscribe to any of the foregoing (and no dividends are or will be owed to any holder of Company Shares).

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     5.8     Insurance.  Schedule 5.8 sets forth a description of the policies of insurance currently in effect covering the assets and operations of the Company together with complete and correct information with respect to coverage, insurers, premiums, expiration dates, and deductibles in respect of such policies. Except as set forth in Schedule 5.8, there are no claims pending or, to the Shareholders' best knowledge, threatened, under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their terms. The Company has not been denied insurance or suffered the cancellation of any insurance with respect to the Company in the past five years.

     5.9 Litigation. Except as set forth in Schedule 5.9, there is no claim, action, suit, proceeding, or investigation pending or, to the best knowledge of the Company or the Shareholders, threatened against the Company or the directors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company, before any court arbitrator or administrative, governmental or regulatory authority, that would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.9, there are no orders, writs, injunctions or decrees currently in force against the Company or the directors, officers, agents or employees of the Company (in their capacity as such) with respect to the conduct of the Company's business.

     5.10    Compliance with Laws; Licenses and Permits.  Except as disclosed in
Schedule 5.10, the Company is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 5.10, the Company owns, holds or possesses in its own name, all licenses (including, specifically, a FCC214 license - if needed), permits, approvals and other governmental authorizations (federal, state and local) (collectively, "Licenses and Permits") to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted, except for such Licenses and Permits, the absence of which would not have a Material Adverse Effect. All Licenses and Permits are listed on Schedule 5.10. The Company is not in violation of or default under any Licenses or Permits in any case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect or which could reasonably be expected to interfere materially with the consummation of the transactions contemplated herein.

     5.11    Tax Matters.  Except as set forth on Schedule 5.11, the Company has
(i) timely filed or will file when due (or has filed and has paid all assessed penalties and interest), including extensions thereof, all federal, foreign, state and local tax returns

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required to be filed by or with respect to the Company (including those relating to any sales or use tax) prior to the Effective Time; and (ii) paid in full or accrued on the Financial Statements all taxes, and any interest or penalties with respect thereto for all period ending on or prior to the Effective Time. Except as set forth on Schedule 5.11 the Company is not a party to any pending action or proceeding, nor, to the best knowledge of the Shareholders, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of any taxes, and no claim for the assessment or collection of any taxes has been asserted against the Company, which has not been settled with all amounts due having been paid or contested in good faith. The Company has withheld, and will withhold prior to the Effective Time, proper and accurate amounts from its employees in compliance in all material respects with all withholding and similar provisions of any and all applicable federal, foreign, state, and local laws, statutes, codes, ordinances, rules and regulations. The Company has filed proper and accurate federal, foreign, state and local tax returns and estimates with respect to employee income tax withholding, social security taxes and unemployment insurance premiums for all years and periods (and portions thereof) ending on or prior to the Effective
Time for which tax returns were due, and any and all amounts shown on such tax returns to be due and payable have been paid in full.

     5.12 Brokers, Finders. The Company has not retained any broker or finder in connection with the transactions contemplated nor is obligated nor has agreed to pay any brokerage or finder's commissions, fee or similar compensation.

     5.13 Real Property; Leased Premises. The Company does not have any ownership interests in any real property. Schedule 5.13 sets forth a complete and correct list of all leases pursuant to which the Company leases real property as lessee or lessor ("Leased Premised"). The Company has or will have at the Effective Time valid leasehold interests in all Leased Premises, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections other than (i) those listed in
Schedule 5.13, (ii) liens for current taxes, assessments or governmental charges not yet due and delinquent, (iii) those which do not, individually or in the aggregate, materially interfere with the use of the real properties or materially detract from their value, (iv) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which are not yet due or payable or, if due and payable, have been adequately bonded or are being contested in good faith, and (v) zoning, entitlement and other land use and environmental regulations by governmental agencies. The Company enjoys peaceful and undisturbed possession under all real property leases listed in Schedule 5.13 (the "Real Property Leases"). The Company is not in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting the Leased Premises where such violation or noncompliance would have a Material Adverse Effect. Each of the buildings, improvements and structures

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located upon any of the Leased Premises and their operating systems are in reasonably good repair and operating condition so as to be adequate for the operation of the business of the Company, except as would not reasonably be expected to have a Material Adverse Effect.

     5.14 Material Contracts. Schedule 5.14 sets forth a complete and correct list of all of the Material Contracts to which the Company is a party as of the date of this Agreement. As used in this Agreement, "Material Contracts" means (a) all leases or other agreements under which the Company is lessee of, or holds or operates, any tangible personal property owned by a third party and used in the business of the Company and which entails annual payments, in the case of any such lease or agreement, in excess of $10,000, (b) all contracts and agreements to which the Company is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of the Company other than contracts which by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, or do not involve an amount in excess of $10,000 on an annual basis, and (ii) profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of any of the Company to the extent not included in any other Schedule, (c) all mortgages, security agreements, pledges, notes, loan agreements or guarantees relating to the Company, (d) all customer contracts relating to the business of the Company which are expected to result in a loss to the Company, and (e) all customer or vendor contracts relating to the business of the Company which involve purchases or payments in an amount in excess of $5,000, which were not entered into in the ordinary course of business. The Company has furnished or will furnish to Parent true and correct copies of all Material Contracts prior to the Effective Time. All Material Contracts and all other contracts and agreements of the Company (collectively, the "Commitments") are legal, valid and binding obligations of the Company enforceable (except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally) against the Company and, to the best knowledge of the Shareholders, against the other party in accordance with their respective terms, are fully transferable without the consent of any third party except as listed on Schedule 5.14. The Shareholders, to the best of their knowledge, have no knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under the Commitments, and have not received or given notice of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance or payments under the Commitments.

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         5.15  Intellectual Property and Intellectual Property Rights.

               5.15.1 Except as set forth in Schedule 5.15, the Company solely owns or has the exclusive right to use, free and clear of any lien or other encumbrance or restriction, all patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, "Intellectual Property Rights") owned or used by it in the conduct of its business. Schedule 5.15 sets forth a complete and correct list of all such Intellectual Property Rights and their respective legal status (including whether such rights are the subject of a license). There is no claim or demand of any person pertaining to, or any proceeding pending or, to the best knowledge of the Company or the Shareholders, threatened, which challenges the exclusive rights of the Company in respect of the Intellectual Property Rights or the rights of the Company in respect of any material trade secret owned or used by the Company in the conduct of its business. To the best knowledge of the Company and the Shareholders, none of the Intellectual Property Rights are being infringed upon by others or used by others, whether or not such use constitutes infringement, or has been the subject of dispute, whether or not resulting in litigation. Except as disclosed in Schedule 5.15, the Company is not contractually obligated to pay compensation to any third party in respect thereof to the use thereof or the material covered thereby. To the knowledge of the Company, there is no and has not been an unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any person, former employee or other third party.

               5.15.2 For the purpose of this Agreement, "Software" means the computer programs known by the names as set out in Schedule 5.15, including all versions thereof, and all related documentation, manuals, source code and object code, program files, data files, computer-related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, subroutines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts and all other material related to the said computer program, all as they currently exist and will exist at the Effective Time. The Software was written only by the individuals (the "Developers") listed in Schedule 5.15 other than minor components of the Software which, in the aggregate, do not compromise more than 5% of the source code for the current version of the Software:

                    5.15.2.1 Except as disclosed in Schedule 5.15, all Developers, at the time they wrote the Software, were either full-time employees of the Company employed as software programmers, or they were contractors who assigned their intellectual property rights in the Software to the Company pursuant to written agreements;


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                    5.15.2.2  The Developers have waived in writing all their
rights in the software;

                    5.15.2.3 Except for the third-party software ("Third Party Programs") listed in Schedule 5.15, the Software neither contains nor embodies nor uses nor requires any third-party software, including development tools and utilities, and the Software, together with the Third Party Programs, contains all materials necessary for the continued maintenance and development of the Software;

                    5.15.2.4 Copies of all the license and maintenance agreements for the Third Party Programs have been made available by the Company to the Parent, except in respect of Third Party Programs that are shrinkwrapped software and that are purchased off-the-shelf by the Company in order to be passed through to its customers or be used by the Company;

                    5.15.2.5 Only object code versions of the Software have been provided to those licensee customers of the Software listed in
Schedule 5.15 and no person except for such licensees have been provided with a copy of the object code of the Software. All such customers have nontransferable, nonexclusive, single-site licenses to use only object code versions of the Software;

                    5.15.2.6 Except as disclosed in Schedule 5.15, the source code for the current version of Software has not been delivered or made available to any person nor under a duty of confidentiality, and the Company has not agreed to or undertaken to or in any other way promised to provide such source code to any person; and

                    5.15.2.7 Except as listed in Schedule 5.15 there are no distributors, sales agents, representatives or any other persons, including VARs, OEMs or resellers, who have or had rights to license the Software.

        5.16    Environmental Compliance.  Except as set forth in Schedule 5.16:

                5.16.1 The Company is in compliance in all material respects with all federal, state and local laws and regulations, relating to the pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste (collectively, "Environmental Laws");

                5.16.2 Seller is not required to obtain any permits, licenses, certificates or other authorizations and approvals to operate Seller's business under any Environmental Laws;

                5.16.3 There is no civil, criminal or administrative action, investigation, or proceeding pending or, to the best knowledge of the Shareholders, threatened against Seller relating in any way to Environmental Laws; and

                5.16.4 As of the date of this Agreement, Seller is not aware of nor has it received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any material liability, or otherwise form the basis of any claim or proceeding against Seller based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste which violation of claim could reasonably be expected to have a Material Adverse Effect on the financial condition of Seller.

         5.17 Customers. Schedule 5.17 sets forth a list of all the Company's customers (detailed, in the case of government agencies, by separate government agency) in terms of 1996 gross revenues for the past year. There have not been any changes in the business relationships of the Company with any of the customers named that would constitute a Material Adverse Effect.

         5.18 Books. The books of account, minute books, stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices.

         5.19  No Third-Party Approvals.  Except as set forth in Schedule
5.19, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated.

         5.20     Employee Matters.

                  5.20.1 There are no collective bargaining agreements or other labor union contracts applicable to persons employed by the Company and to the best knowledge of the Shareholders, there are no activities or proceedings of any labor union to organize any such employees.

         5.20.2 Except to the extent set forth in Schedule 5.20, the Company is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours applicable to it, in any case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect, nor is the Company engaged in any unfair labor practice.

         5.20.3 Schedule 5.20 sets forth a complete and correct list of all employee contracts, other arrangements (which involve an amount in excess of $5,000) and "employee welfare benefit" or "employee pension benefit" plans relating to the Company, as such plans are defined in Sections 3(l) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans"), under which the Company, with respect to any employee, former employee, or beneficiary of such employee has any obligation. The Company has furnished to Parent true and correct copies or instruments evidencing all such Plans, all as amended to date.

         5.20.4 The Plans have been administered in compliance in all material respects with their terms and with all filings, reporting, disclosure, and other requirements of ERISA and the Code and other applicable laws.

         5.20.5 Each Plan which is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) has complied at all times with the health care continuation coverage requirements of ERISA.

         5.20.6 Each Plan which is an employee pension benefit plan, is qualified under Section 401 of the Code and the regulations issued thereunder, and has been qualified from the date of its adoption to the Effective Time. Each employee pensions benefit plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such plan and funding instrument are so qualified.

         5.20.7 None of the Plans which is an employee welfare benefit plan provides benefits to retirees or other former employees of the Company, and the Company has not terminated any employee welfare benefit plan providing benefits to retirees.

         5.20.8 Neither the Company nor any of its employees, nor any plan fiduciary of any of the Plans has engaged in any action in violation of any "prohibited transaction" under ERISA or the Code which could subject any of the Plans or any fiduciary of any of the Plans to any tax or penalty.

         5.20.9 Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Plan

Claims") and to the best knowledge of the Shareholders, no Plan Claims are threatened against any Plan or fiduciary of any such Plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Plan.

         5.20.10 Neither the execution and delivery of this Agreement nor the Merger or any of the transactions contemplated will terminate or modify (or give a third person a right to terminate or modify) the provisions or terms of any plan, contract or arrangement (including employment agreements) listed on
Schedule 5.20 and will not constitute a triggering event that will result in any payment (including parachute payments, severance payments or any similar payments) becoming due to any person.

    5.21 Personal Property. Schedule 5.21 sets forth a complete and correct list of any lease (the "Personal Property Leases") pursuant to which the Company leases personal property (as lessee or lessor). Except as set forth in Schedule 5.21, the Company has or will have at the Effective Time (a) good and valid title to all of its personal property listed in Schedule 5.21 (the "Personal Property") as owned by it, and (b) valid leasehold interests in all Personal property leased under the Personal Property Leases, in each case free and clear of all liens, encumbrances, or other security interests other than (i) those listed in Schedule 5.21, (ii) suppliers, vendors or similar liens arising in the ordinary course securing amounts which are not delinquent,
(iii) liens for current taxes, assessments or governmental charges not yet due and delinquent, and (iv) those which do not, individually or in the aggregate materially interfere with the use of the Personal Property or materially detract from its value.

    5.22 Accounts Receivable. The accounts receivable of the Company as reflected in the Financial Statements, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to those reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not reasonably be expected to have a Material Adverse Effect. Company and Shareholders agree that any accounts receivable which are not collected within 120 days and for which a reserve was not created may be offset against the Escrow Fund referenced in Schedule 8.7.

    5.23 Bank Accounts; Safe Deposit Boxes. Schedule 5.23 sets forth a complete and correct list of each account with any financial institution with which the Company has any account, the identifying numbers or symbols thereof, and the name of each person authorized to draw thereon or to have access thereto.

        5.24 Guaranties. Except as set forth in Schedule 5.24, the Company is not a guarantor for any liability or obligation (including indebtedness) of any third party.

        5.25 Certain Business Relationships with the Company. Except as set forth in Schedule 5.25, to the Shareholders' best knowledge, none of the Shareholders has been involved in any business arrangement or relationship with the Company, and none of such Shareholders owns any asset which is used in the business of the Company.

        5.26  Restrictions on Business Activities.  Except as set forth in
Schedule 5.26, to the best knowledge of the Shareholders, there is no agreement, judgment, injunction or other order binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the conduct of business by the Company as currently conducted.

        5.27 Approvals, etc. All consents and approvals (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by the Company of this Agreement have been obtained or will be obtained prior to the Effective Time.

        5.28 Non-Foreign Status. Except as set forth on Schedule 5.28, none of the Shareholders is a foreign person within the meaning of Section 1445(f) of the Code.

        5.29 Company Indebtedness. The Company Indebtedness as of the date of this Agreement is as set forth in Schedule 5.29 and constitutes all of the indebtedness for borrowed money of the Company.

        5.30 Representations with Respect to Parent Common Stock. The Shareholders represent and warrant as follows:

             5.30.1  They are fully aware that some of the Parent Common
Stock to be received by them will be issued without registration (i.e., those shares so reflected in the last column on Schedule 2.1.2 ["Restricted Shares"]) under the Securities Act of 1933, as amended (the "Securities Act"). The Shareholders represent that they are acquiring the Restricted Shares with no intention of reselling any of the shares in any distribution within the meaning of the Securities Act. Specifically, but not by way of limitation, the Shareholders represent that they are acquiring the Restricted Shares for their own account, that no one else has or will have the beneficial interest in the Restricted Shares, that although the Parent Common Stock may be subject to pledge or lien as permitted by the provisions of Rule 144 and the Securities Act, they do not intend to and will not resell the Restricted Shares unless, at a future date, they are registered under the Securities Act or a specific exemption from registration is available to the Shareholders in connection with any such sale. Shareholders further understand an exemption from such registration may be available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"), but that in no event may they sell the Restricted Shares pursuant to Rule 144 prior to the expiration of a two year period after the Effective Time, and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof.

         5.30.2 Before any disposition is made by the Shareholders of the Restricted Shares by sale, gift, pledge or otherwise, the Shareholders agree to give the Parent written notice describing briefly the manner of such proposed disposition. No such disposition shall be made unless and until (i) the Shareholders have furnished to the Parent an opinion of the Shareholders' counsel to the effect that such proposed disposition does not require registration pursuant to the Securities Act by reason of Section 4(l) and/or 4(2) thereof and a representation and agreement of the Shareholders in form and substance as set forth in this Agreement, and the Parent shall have advised the Shareholders that such opinion, representation and agreement are satisfactory to it; or (ii) the Shareholders have furnished the Parent with an opinion of counsel to the effect that the proposed disposition complies with the provisions of Rule 144 promulgated under the Act and such an opinion is satisfactory to the Parent; or (iii) a registration statement or other filing has been made covering the Restricted Shares and their proposed disposition and has been declared effective.

         5.30.3 The Shareholders understand that each certificate representing the shares of Restricted Shares delivered to the Shareholders will bear on its face a legend in substantially the following form:


         "The shares represented by the certificate have not been registered under the Securities Act of 1933 ("Act"). The shares have been acquired for investment and any sale, transfer or hypothecation of the shares or any interest therein may not be made except pursuant to an effective registration statement under the Securities Act unless the Company has received an opinion of counsel to the Company that such transfer does not require registration under the Securities Act".

         The Shareholders further understand that the Parent may place a stop order pertaining to the certificates evidencing the shares of Restricted Shares with the transfer agent to the same effect as such restrictive legend.

          5.30.4 Shareholders acknowledge receipt of the Parent's Prospectus dated September 27, 1996 relating to the public offer and sale of 3,000,000 shares of Parent Common Stock and of the Parent's Quarterly Report on Form 10-Q for the quarter ended

September 30, 1996. Shareholders have reviewed the Prospectus and Report on Form 10-Q and understand the risks associated with an investment in the Parent Common Stock as well as the lack of liquidity of the Parent Common Stock in view of their overall investment objectives. Shareholders have received all information concerning an investment in the Parent Common Stock that they have requested from the Parent and have received satisfactory and complete information concerning the business and financial condition of the Parent in response to all inquiries in respect thereof.

         5.31 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent or Acquisition in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

         5.32 Definition of "Best Knowledge". For purposes of this Agreement, the term "to the best knowledge of the Shareholders" or other term of similar import means that none of the persons identified on Schedule 5.32 has actual knowledge that the representations or warranties set forth in this Agreement is untrue in any material respect.

         ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent makes the following representations and warranties to the
Shareholders:

         6.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

         6.2 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated have been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent.

          6.3  No Conflict; Required Filings and Consents.

               6.3.1 The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to any contract, agreement, license, permit, or other instrument or obligation to which Parent is a party or by which Parent or its properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Parent to perform its obligations under this Agreement.

               6.3.2 The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for the filing and recordation of appropriate merger or other documents as required by the DCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notification, would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Parent to perform its obligations under this Agreement.

          6.4 Ownership of Acquisition. Acquisition is a direct, wholly-owned subsidiary of Parent.

          6.5 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Parent to the Company in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          6.6 Brokers, Finders. Parent has not retained any broker or finder in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          6.7 Litigation. There are no actions, suits, proceedings or investigations pending, or to Parent's best knowledge, threatened, which question the validity of or seeks to enjoin this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated or which could affect Parent's ability to perform its obligations hereunder.

          ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF ACQUISITION.

          Acquisition makes the following representations and warranties to the
Shareholders:

          7.1 Organization and Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted.

          7.2 Authority Relative to this Agreement. Acquisition has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated. This Agreement has been duly executed and delivered by Acquisition and constitutes a legal, valid and binding obligation of Acquisition.

          7.3  No Conflict; Required Filings and Consents.

               7.3.1 The execution and delivery of this Agreement by Acquisition does not, and the performance of this Agreement by Acquisition will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Acquisition, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquisition by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Acquisition's rights or alter the rights or obligations of any third party under, or give to other any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquisition pursuant to, any contract, agreement, license, permit or other instrument or obligation to which Acquisition is a party or by which Acquisition or its properties is bound or affected.

               7.3.2 The execution and delivery of this Agreement does not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for the filing and recordation of appropriate merger or other documents as required by the DCL, and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or delay consummation of the Merger, or otherwise materially and adversely affect the ability of Acquisition to perform its obligations under this Agreement.


                    ARTICLE 8. COVENANTS AND AGREEMENTS.

          8.1  Employee and Employee Benefit Matters.

               8.1.1 Employment Status. The Shareholders and Parent agree that the sale of the Company Shares shall cause no change in the status of the employment of Employees as the same existed immediately prior to the Effective Time. For purposes of this Agreement, "Employees" shall include all employees of the Company who are active Employees of the Company at the Effective Time. Notwithstanding the above, Shareholders who are also Company employees agree that their existing employment contracts may be assigned from Company to Parent, upon Parent's election.

               8.1.2 Employee Benefits; Crediting of Service. After the Effective Time, Parent shall provide, or cause Acquisition to provide, to all Employees, for their continuing service with Acquisition, the employee benefits which, in the aggregate, are substantially similar to those currently provided by Company and are described on Schedule 8.1.2 (the "Existing Benefits") at least through June 30, 1997. At such time as Parent or Acquisition shall decide to replace in whole the Existing Benefits, the employees of Acquisition at that time shall be eligible to participate in the employee benefit plans of the Parent. Parent shall grant and shall continue to grant, or cause Acquisition to grant, and continue to grant, to all Employees under all of its employee benefit plans in which Employees are or will be eligible to participate, all service with the Company credited to them and to be credited to them in respect of employee benefits for all purposes under such plans and shall cause any pre-existing condition for the Existing Benefits to be waived for employees currently participating in like plans of the Company.

               8.1.3 Stock Options in Parent Common Stock. At the Effective Time, Parent shall grant to those Company employees listed on Schedule 8.1.3 options in Parent Common Stock in the amounts set opposite their names pursuant to Parent's 1990 Nonqualified Stock Option Plan. The option price for all such option shares shall be $23/share, and the options shall vest and may be exercised in accordance with the Plan and each person's Nonqualified Stock Option Agreement over a 4 year term at the rate of 25% per year.

          8.2 Performance of the Company's Obligations. Acquisition shall perform and fulfill all obligations and commitments of the Company existing as of the Effective Time or thereafter incurred, all in accordance with this Agreement.

          8.3 Reasonable Best Efforts to Close; Consent; Approvals. During the period commencing on the date of the execution of this Agreement and continuing until the Effective Time, Parent and the Company shall each;

               8.3.1 Use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals),

               8.3.2 Make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Parent and the Company and the consummation by them of the transactions contemplated,

               8.3.3 Comply promptly with all requests or requirements which applicable federal or state law or governmental officials may impose on them with respect to the transactions which are the subject of this Agreement,

               8.3.4 Consummate all of the transactions described in subsections 8.3.1, 8.3.2 and 8.3.3 as promptly as practicable, and

               8.3.5 The reasonable best efforts of Parent and the Company shall include, without limitation, good faith response, in cooperation with each other, to all requests for information, documentary or otherwise, by any governmental agency.

          8.4 Disclosures. Except as required by law or occurring after the Effective Time, neither the Company nor Parent, without the prior written consent of the other, will make any press release or any similar public announcement concerning the transactions contemplated. Except as required by law or occurring after the Effective Time, no written or oral announcement or private disclosure with respect to the transactions contemplated will be made to any person unrelated to the Company or Parent unless jointly approved by the Company and Parent. If disclosure is required by law, the disclosing party shall consult in advance with the other party and attempt in good faith to reflect such other party's concerns in the required disclosure.

          8.5  Books, Records and Information.

               8.5.1 Parent agrees that all documents delivered to Parent by or on behalf of the Company pursuant to this Agreement shall after the Closing be open for inspection by the Shareholders' Representative at any time during regular business hours for reasonable and necessary purposes until such time as documents are destroyed or possession thereof is given to the other party as provided for in Section 8.5.2 hereof and that the Shareholders' Representative may during such period at his expense make such copies thereof as he may reasonable request.

               8.5.2 Prior to December 31, 2002, Parent shall not destroy or give up possession of any item referred to in Section 8.5.1 hereof without first offering to the Shareholders' Representative, the opportunity, at the Shareholders' Representative's expense (but without any other payment) to obtain the same. Thereafter Parent shall be free to dispose of such items as it deems fit.

               8.5.3 Parent shall use reasonable efforts to afford the Shareholders' Representative access to employees who were previously employees of the Company and remain in the employ of Acquisition or Parent, as the Shareholders' Representative shall reasonably request for his proper purposes, including, without limitation, the defense of legal proceedings. Such access may include interviews or attendance at depositions or legal proceedings. All out-of-pocket expenses reasonably incurred by Parent or Acquisition in connection with this shall be paid or promptly reimbursed by the Shareholders' Representative; such reimbursement shall include the cost on a pro rata basis of the salary or wages and benefits of the employee involved to the extent the time involved is in excess of 3 business days per year.

          8.6  Tax Matters.

               8.6.1 Except to the extent Taxes are reserved for on the Financial Statements, the Shareholders shall indemnify and hold harmless Parent and Acquisition for any and all Taxes of the Company with respect to all taxable periods of the Company ending on or prior to the Effective Time, and any losses, damages, assessments, settlements, judgments or reasonable costs and expenses, with respect to all taxable period of the Company ending on or prior to the Effective Time, arising out of or incident to the imposition, assessments or assertion of any such Taxes, including those incurred in connection with the assertion or defense of any claim or assessment for such Taxes (collectively, "Other Amounts").

               8.6.2 The Shareholders' Representative shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of the Company with respect to periods ending on or before the Effective Time. Parent shall prepare or cause to be prepared, and file or cause to be filed, all Tax Returns of Acquisition due after the Effective Time. Tax Returns which include periods ending at or before the Effective Time shall be delivered to the Parent not less than 30 days prior to the due date, including any extensions thereof, for such Tax Returns.

               8.6.3 Shareholders' Representative and Parent shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required for the preparation by Parent or the Shareholders' Representative of any Tax Returns required to be prepared and filed by Parent and the Shareholders hereunder.

               8.6.4 Parent agrees to give prompt written notice to Shareholders' Representative of any pending or threatened audit or related administrative or judicial proceeding involving any federal, state, local or foreign liability for Taxes for which the Shareholders have indemnified Parent.

               8.6.5 Parent shall, and shall cause the Acquisition to, permit the Shareholders' Representative to have full access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Effective Time, to such data of the Company as the Shareholders' Representative may from time to time reasonably request and furnish, and request the independent accountants and legal counsel of Parent to furnish, to the Shareholders' Representative such additional Tax and other information and documents in the possession of such persons with respect to Tax Returns filed in respect of periods ending on or prior to the Effective Time, as the Shareholders' Representative may from time to time reasonably request. Such information shall be retained until the expiration of one month after the applicable statute of limitations or such other date as the Shareholders' Representative may reasonably request; provided, however, that in the event a proceeding has been instituted against the Shareholders prior to the expiration of the applicable statute of limitations, the information shall be retained until there is a final determination with respect to such proceeding. Similarly, the Shareholders' Representative will permit Parent to have full access, at any reasonable time and from time to time, after the Effective Time, to all Tax data and supporting papers relating to the Company, and furnish, and request the independent accountants and legal counsel of the Shareholders to furnish, to Parent such additional Tax and other information and documents in the possession of such persons as reasonably may be required by Parent or Acquisition in connection with their Tax reporting obligations.

          8.7 Escrow Fund. A portion of the shares comprising the Share Consideration, equaling 12140 Restricted Shares: such shares shall be contributed to the Escrow Fund from those persons and in those numbers identified on Schedule 2.1.1 and shall constitute the Escrow Fund and shall be held by Parent for a period of 24 months as security for the indemnification of Parent's Indemnified Persons (as defined in Section 12.1) pursuant to and in accordance with the terms of the form of the Escrow Agreement (the "Escrow Agreement") attached as Schedule 8.7.

          8.8 Shareholder Approval. The Company shall promptly submit this Agreement and the transactions contemplated for the approval of the Shareholders at a meeting or by consent of the Shareholders and shall use its reasonable efforts to obtain the Shareholders' approval and adoption of this Agreement and the transactions contemplated, such meeting to be held as soon as practicable after the date of this Agreement, and the Company shall, through its Board of Directors, recommend to the Shareholders approval of the transactions contemplated by this Agreement, subject, in each case, to the determination of the Board of Directors of the Company after consultation with its counsel that the foregoing actions would not be inconsistent with its fiduciary duties to the Shareholders under applicable law.

          8.9 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject (from which it shall use reasonable efforts to be released), the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Parent all information concerning its businesses, properties and personnel as Parent may reasonably request, and the Company shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Parent may reasonably request.


          8.10 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Acquisition, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.10 shall not limit or otherwise affect the remedies available to the party receiving such notice; and provided, however, that failure to give such notice shall not be treated as a breach of covenant for the purposes of
Section 10.2.1 or 10.3.2 unless the failure to give such notice results in material prejudice to the other party.

          8.11 Investor Questionnaire. The Shareholders shall execute and deliver the Investor Questionnaire in substantially the form set forth in
Schedule 8.11 (the "Investor Letter").

               ARTICLE 9. CONDUCT OF BUSINESS PENDING CLOSING.

          Except as disclosed in Schedule 9 or otherwise permitted by this Agreement, the Company agrees that pending the Effective Time, the Company shall conduct its business in a manner materially consistent with its past practices, and shall not engage in any transactions out of the ordinary course of business. Furthermore, except as may otherwise be required under this Agreement, the Company shall not do any of the following without the prior consent of Parent (which consent shall not be unreasonably withheld):

          9.1 Declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to the Shareholders in their capacity as such;

          9.2 Split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          9.3 Purchase, redeem or otherwise acquire any Company Shares or any rights, warrants or options to acquire any such shares.

          9.4 Issue, deliver, sell, pledge, dispose of or otherwise encumber any Company Shares, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent, except shares issued upon the exercise of the options set forth on Schedule 5.2;

          9.5   Amend or change its Articles of Incorporation or Bylaws;

          9.6 Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership or other business organization;

          9.7 Make any commitment or enter into any contract or agreement except in the ordinary course of business consistent with past practice;

          9.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except for borrowings or guarantees incurred in the ordinary course of business consistent with past practice under financing arrangements in existence on the date hereof, or make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice;

          9.9 Make any tax election or settle or compromise any income tax liability;


          9.10 Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Financial Statements of the Company or incurred in the ordinary course of business consistent with past practice;

          9.11 Incur or permit to be incurred any obligation or other liabilities in excess of $10,000, except for inventory purchases in the normal and ordinary course of business consistent with past practice;

          9.12 Sell, lease or otherwise dispose of or encumber any of the assets of the Company;

          9.13 Increase the compensation payable or to become payable to any of the employees of the Company, except for increases in the ordinary course and consistent with past practice, or otherwise enter into or alter any employment, consulting, or service agreement;

          9.14 Commence, enter into, or alter any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, or incentive plan or any fringe benefit plan for employees of the Company;

          9.15 Sever or terminate any employees of the Company without the consent of Parent which shall not be unreasonably withheld;

          9.16 Make or commit to any capital expenditure in excess of $10,000 or make or commit to such expenditures which would, in the aggregate, exceed $25,000;

          9.17 Eliminate any reserves established on their books or change its method of accrual unless there is any change of significant facts or circumstances pertaining to any reserves which would justify their elimination; or

          9.18  Make any material change in its method of accounting.

                     ARTICLE 10.  CONDITIONS TO THE MERGER.

          10.1 Conditions to the Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               10.1.1 No Injunctive Proceedings. No injunction (preliminary or permanent) or other order (including a temporary restraining order) of any state or federal court or other legal restraint or prohibition which prevents the consummation of the Merger shall have been issued and remain in effect, nor shall any proceedings brought by any administrative agency or commission or other governmental authority or instrumentality seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule or regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

               10.1.2 Governmental Actions. There shall not have been instituted, or be pending or threatened, any action or proceeding (or any investigation or other inquiry that might result in an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of Acquisition or the ownership or operation by Parent of all or a material portion of the business or assets of the Company, or seeking to compel Parent to dispose of or hold separate all or any material portion of the business or assets of Parent (including Acquisition), as a result of the Merger or the transactions contemplated by this Agreement.

          10.2 Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the following conditions:

               10.2.1 Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, except as otherwise contemplated by this Agreement, and that no representation or warranty of the Company shall be deemed to be untrue or incorrect by reason of any transaction that conforms to the requirements of Article 8 hereof.

               10.2.2 Performance of Agreements; Instruments of Transfer. The Company shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Company pursuant to the terms hereof at or prior to the Effective Time and shall have tendered to Parent the documents and certificates required by Article 11.

               10.2.3 Compliance Certificate. The Company shall have delivered to Parent its certificate, dated the Effective Time, executed on its behalf by its President as to the fulfillment of the conditions set forth in Sections 10.2.1 and 10.2.2.

               10.2.4 Material Adverse Effect. There shall not have been any Material Adverse Effect on the Company from the date hereof to the Effective Time.

               10.2.5 Opinion of Counsel. Parent shall have received the opinion of Tiedeman, Lynch, Smart & Kampfe, counsel for the Company and the Shareholders.

               10.2.6 Consents, etc. All material authorizations, consents, waivers or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the Merger shall have been obtained, and all filings required shall have been made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated shall have been obtained and made by the Company.

               10.2.7 Shareholders Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote (or consent) of the Shareholders.

          10.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction at or prior to the Effective Time of the following conditions:

               10.3.1 Share Consideration. Parent shall have delivered the Cash and Share Consideration at the Effective Time pursuant to the terms of
Section 2.2.

               10.3.2 Representations and Warranties. All representations and warranties of Parent contained in this Agreement shall be true and correct in all material respects as of the Effective Time except as otherwise contemplated by this Agreement.

               10.3.3 Performance of Agreements; Instruments of Transfer. Parent shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by Parent on or prior to the Effective Time and shall have tendered to the Shareholders' Representative the documents and certificates required by Article 9.

               10.3.4 Compliance Certificate. Each of Parent and Acquisition shall have delivered to the Shareholders' Representative its certificate, at and as of the Effective

Time, executed on its behalf by its Chief Executive Officer or a Vice President, as to the fulfillment of the conditions set forth in Sections 10.3.2 and 10.3.3.

               10.3.5 Material Adverse Effect. There shall not have been any Material Adverse Effect on the Parent from the date hereof to the Effective Time.

               10.3.6 Opinion of Counsel. The Shareholders' Representative shall have received the opinion of Cox, Hodgman & Giarmarco, counsel for Parent and Acquisition.

               10.3.7 Consents, etc. All material authorizations, consents, waivers or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the Merger shall have been obtained, and all filings required to be made, by Acquisition and Parent for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated shall have been obtained and made by Acquisition and Parent.

          10.4 Non-Compliance with and Termination of this Agreement.

               10.4.1 Each of the parties agrees to use its reasonable best efforts to bring about the satisfaction of the conditions required to be performed by it prior to and at the Effective Time, including, without limitation, compliance with the requirements of Section 8.3.

               10.4.2 This Agreement may be terminated at any time prior to the Effective Time without any liability of any party to any other party notwithstanding approval by the Shareholders upon the occurrence of any of the following:

                         10.4.2.1 by the mutual agreement of the Company and
Parent, provided such termination is set forth in writing executed by all parties;

                         10.4.2.2 by either Parent or the Company if a court of
competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action have the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this subsection shall not be available to any party who has not complied with its obligations under Section 8.3 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

                         10.4.2.3 if by either Parent or the Company the
requisite vote (or consent) of the Shareholders shall not have been obtained by December 31, 1996;

                         10.4.2.4 by Parent, if any of the conditions specified
in Section 10.2 shall not have been met and the Merger shall not have been consummated by January 15, 1997 and shall not have been waived in writing by Parent; or

                         10.4.2.5 by the Company, if any of the conditions set
forth in Section 10.3 shall not have been met and the Merger shall not have been consummated by January 15, 1997 and shall not have been waived in writing by the Company.

               10.4.3 In the event of the termination of this Agreement pursuant to Section 10.4.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party or any of its affiliates, directors, officers or shareholders except as set forth in Sections 5.12 and 6.6, 15.1 and 15.8 and nothing herein shall relieve any party from liability for any breach hereof.

                         ARTICLE 11. CLOSING DOCUMENTS

          11.1 Shareholders' Obligations. At the Effective Time, Shareholders' Representative shall deliver to Parent the following:

               11.1.1 Company Shares.  The Company Shares as provided in Section
2.2.2 on or prior to the Effective Time.

               11.1.2 Resolutions. Copies of resolutions of the Company certified by the Secretary, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated.

               11.1.3 Resignations. Resignations of those officers and directors of the Company who are not employees of the Company, or whose resignations may be requested by Parent.

               11.1.4 Compliance Certificate.  The certificate required by
Section 10.2.3.

               11.1.5 Opinion of Counsel. The opinion of counsel for the Company required by Section 10.2.5.

               11.1.6 Company Indebtedness. Uniform Commercial Code Form UCC-3 Termination Statements and such other releases of lien as may be necessary to effect the satisfaction of all liens, encumbrances, security interests and charges given to secure Company Indebtedness.

               11.1.7 Investor Letters.  The Investor Letters required by
Section 8.11.

          11.2 Parent's Obligations. At the Effective Time, Parent shall deliver to the Shareholders' Representative the following:

               11.2.1 Share Consideration. Subject to Section 8.7, Cash and the Parent Common Stock provided in Section 2.2.1 on or prior to the Effective Time.

               11.2.2 Resolutions. Copies of resolutions of the Board of Directors of each of Parent and Acquisition certified by the Secretary or an Assistant Secretary of each authorizing the execution, delivery and performance of this Agreement and the transactions contemplated.

               11.2.3 Compliance Certificate.  The certificate required by
Section 10.3.4.

               11.2.4 Opinion of Counsel. The opinion of counsel for Parent required by Section 10.3.5.

          11.3 Joint Obligations. The parties will deliver each to the other the certificates, records, schedules, the Escrow Agreement and the other documents required by the terms of this Agreement.

                         ARTICLE 12.  INDEMNIFICATION.

          12.1 Indemnification by the Shareholders. Subject to the limits set forth in this Section 12, the Shareholders jointly and severally agree to indemnify, defend and hold Parent, Acquisition, and each of Parent's and Acquisition's affiliates, officers, directors, employees, agents, successors and assigns (Parent and such persons are collectively referred to as "Parent's Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that Parent's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to:

               12.1.1 any inaccuracy of any representation of the Company in this Agreement, any Schedule, or any certificate or other transaction document;

               12.1.2 the breach of any warranty of the Company in this Agreement, any Schedule, or any certificate or other transaction document; and

               12.1.3 the nonfulfillment of any covenant, agreement or other obligation of the Company under this Agreement, any Schedule, or any certificate or other transaction document not otherwise waived by Parent.

          12.2 Indemnification by Parent. Subject to the limits set forth in this Section 12, Parent agrees to indemnify, defend and hold the Shareholders and each of the Shareholders' affiliates, officers, directors, employees, agents, successors and assigns (the Shareholders and such persons are collectively referred to as "Shareholders' Indemnified Persons"), harmless from and against any and all Losses that the Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to:

               12.2.1 any inaccuracy of any representation of Parent in this Agreement, any Schedule, or any certificate or other transaction document;

               12.2.2 the breach of any warranty of Parent in this Agreement, any Schedule, or any certificate or other transaction document; and

               12.2.3 the nonfulfillment of any covenant, undertaking, agreement or other obligation of Parent under this Agreement, any Schedule, or any certificate or other transaction document not otherwise waived by the Shareholders' Representative.

          12.3 Survival of Representations, Warranties and Covenants; Deductible; Cap. The several representations, warranties, covenants of the parties or in any transaction document and the parties' right to indemnity in accordance with this Section 12 shall survive the Effective Time and shall remain in full force and effect thereafter for a period of 24 months after the Effective Time and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such 24 month period in accordance with Section 12.5. Notwithstanding the foregoing, Parent may give notice of, and make a claim relating to, and shall be jointly and severally indemnified in accordance with Section 12.1 by the Shareholders identified as the principal shareholders on Schedule 2.1.1 in connection with
(i) the breach of the representations and warranties contained in Section 5.11, and the covenants contained in Section 8.6, at any time prior to the expiration of the appropriate statute of limitations and any extension thereof with respect to all taxable periods of the Company ending on or prior to the Effective Time; and (ii) the Company Shares and the ownership thereof, at any time. Anything to the contrary contained herein notwithstanding, neither party shall be entitled to recovery from the other party with respect to any inaccuracy or breach of such warranties or representations in Articles 5, 6 or 7, as applicable, unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such inaccuracy or breach, shall exceed $25,000 calculated on a cumulative basis and not a per item basis (the "Basket Amount"), and then only with respect to the excess over the Basket Amount, but in no event shall the Shareholders or Parent be liable to the other, in each case, in an aggregate amount in excess of $1,000,000. The Basket Amount shall not apply to the obligations with respect to any Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to the breach of the representations and warranties contained in Section 5.11 or the covenants contained in Sections 8.1,
8.2 and 8.6.

          12.4 Prior Disclosure. Except as otherwise specifically provided, notwithstanding any other provision of this Agreement, no right of indemnification shall exist pursuant for any Losses attributable to matters or conditions which have been disclosed by the Company in this Agreement or the Schedules.

          12.5 Notice and Opportunity to Defend. If there occurs an event which either party asserts is an indemnifiable event pursuant to Sections 8.6,
12.1 or 12.2 hereof, the party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves any claim or the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. The note shall describe the claim, the amount thereof if known and quantifiable, and the basis therefor. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that is prejudiced by reasons of such delay or failure. The Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of such matter at the Indemnitor's expense by sending written notice of its election to do so within 30 days after receiving written notice from the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate with separate counsel, if it desires, at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee which shall not be unreasonably withheld; provided no such consent shall be necessary as long as it is a monetary settlement which provides a release of the Indemnitee with respect to such matter. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement which the Indemnitor wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnitor, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnitor to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnitor notifies the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. The Indemnitor shall be entitled to recover from the Indemnitee any additional expenses incurred by the Indemnitor as a result of the Decision of the Indemnitee to pursue such matter. If the Indemnitor shall not have assumed the defense of such claim within the 30 day period, the Indemnitee may assume the defense of such claim with counsel of its choice but may not settle or compromise such claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld.

          12.6 Reduction of Loss.

               12.6.1 The amount which an Indemnitor is required to pay to, for, or on behalf of an Indemnitee pursuant to Section 12 shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related indemnifiable loss and the related tax benefit (as described in subsection 12.6.3) (the "Indemnifiable Loss"). Amounts required to be paid, as so reduced, are sometimes called an "Indemnity Payment".

               12.6.2 If an Indemnitee shall have received, or if an Indemnitor shall have paid on its behalf, an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive, directly or indirectly, insurance proceeds in respect of such Indemnifiable Loss, then such Indemnitee shall promptly pay to the Indemnitor the amount of such insurance proceeds, or, if less, the amount of the Indemnity Payment. The parties agree that the foregoing shall not affect the subrogation rights of any insurance companies making payments hereunder.

               12.6.3 The amount of any Loss for which the Shareholders are obligated to indemnify and hold harmless Parent pursuant to Section 12.1 and with respect to which such Indemnity Payments are not required to be included in the income of Parent or Acquisition for tax purposes or are otherwise not subject to tax shall be reduced as applicable by the net Federal, state and local tax savings attributable to such Loss available to Parent or Acquisition (to the extent actually received); if Parent or Acquisition receives any such tax savings in respect of Loss for which the Shareholders have reimbursed Parent under Section 12.1, Parent shall promptly pay to the Shareholders' Representative the amount of such tax savings up to the amount previously reimbursed by the Shareholders in respect of such Loss under Section 12.1.

          12.7 Damages. Notwithstanding anything herein to the contrary, no claims or causes of action arising out of or related to the transactions contemplated by this Agreement may be asserted by either party for punitive, special, exemplary, contingent, incidental, speculative or consequential damages, or for any other damages other than actual damages.

                   ARTICLE 13.  SHAREHOLDERS' REPRESENTATIVE.

          13.1 Appointment of Shareholders' Representative. The Shareholders irrevocably constitute and appoint Daniel L. Kemp as the Shareholders' Representative who shall act as their agent and attorney-in-fact to modify or amend this Agreement or any of its terms or provisions (including modifications, amendments or changes subsequent to the Effective Time except that after approval by Shareholders, changes cannot be made which adversely impact the Share Consideration to be paid to the Shareholders), to take all actions and to execute all transaction documents necessary or desirable to consummate the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith, to give and receive consents and all notices hereunder, and to perform any other act arising under or pertaining to this Agreement and the transactions contemplated. The Shareholders agree that service of process upon the Shareholders' Representative in any action or proceeding arising under or pertaining to this Agreement shall be deemed to be a valid service of process upon the Shareholders and any claim by Parent against the Shareholders with respect to this Agreement may be asserted against, and settled with, the Shareholders' Representative. The Shareholders' Representative shall be deemed to have accepted the appointment upon his execution of this Agreement.

          13.2 Liability of Shareholders' Representative. Nothing contained herein shall be deemed to make the Shareholders' Representative personally liable to the Shareholders or the Parent solely because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Shareholders' Representative shall not incur any liability to the Shareholders or the Parent for losses, damages, liabilities or expenses, except for his own willful default.

          13.3 Irrevocable; Binding on Successors, Etc. This power of attorney and the agency created is coupled with an interest of the Shareholders and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Shareholders and this power of attorney shall not be revoked or terminated by the bankruptcy or dissolution of any Shareholder(s), but shall continue to be binding and enforceable by the Shareholders' Representative, Parent and their respective successors and on and against the successors and assigns of the Shareholders in the manners provided.

                       ARTICLE 14.  REGISTRATION RIGHTS.

          14.1 Piggyback Registration Rights. If at any time Parent proposes to register any shares of Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on a form which would permit registration of the Parent Common Stock for sale to the general public, Parent shall each such time given written notice to the Shareholder's Representative of its intention to do so, describing the securities to be registered and specifying the form and manner and other relevant facts involved in such proposed registration. Upon the written request of any of the Shareholders who are then holders of Parent Common Stock delivered to Parent within 20 days after the giving of any such notice (which request shall specify the Parent Common stock intended to be disposed of by such holder), Parent will use its best efforts as a part of its filing of such form to effect the registration under the Securities Act of all Parent Common Stock which Parent has been so requested to register by the Shareholders; provided, however, that in the event the Company proposes to register any of its securities for the account of any holder of its securities other than the Shareholders, no Shareholder shall request Parent to effect the registration of more than the number of shares of Parent Common Stock held by such Shareholder which bears the same ratio to the total number of shares of Parent Common Stock held by such Shareholder as the number of shares of securities that Parent proposes to register for the account of such Shareholder bears to the total number of shares of securities held by such Shareholder. Parent shall not be required to honor any such request if, in the opinion of counsel to Parent reasonably acceptable to the Shareholder's Representative, registration under the Securities Act is not required for the transfer of the Parent Common Stock in the manner proposed by the Shareholders or that the registration is for a limited purpose or through a limited process such that, without the Shareholder's shares, the regulatory oversight or registration process would be more limited. If any such registration relates to a firmly underwritten offering of Parent Common Stock for the account of Parent, and if the managing underwriter of such offering advises Parent in writing that, in its opinion, inclusion of shares of Parent Common Stock held by the Shareholders would adversely affect any such offering, then such shares shall, to such extent, be excluded from such registration.

          14.2 Registration Procedures. If and whenever Parent is required to use its best efforts to effect the registration of any Parent Common Stock under the Securities Act as provided herein, Parent shall register or otherwise qualify the sale of Parent Common Stock under the 'blue sky' laws in up to 8 states and Canadian provinces, and the following procedures shall apply:

               14.2.1 The Shareholders shall promptly furnish to Parent such information regarding the Shareholder, the distribution of the Parent Common Stock and such other matters as Parent may reasonably request in writing.

               14.2.2 Parent will bear all expenses of the registration, except for any underwriting spread and brokerage commission and transfer taxes incurred in connection with sales of the Parent Common Stock owned by the Shareholders.

               14.2.3 Parent will furnish to the Shareholders at its expense such number of prospectuses conforming to the requirements of the Securities Act and the rules and regulations thereunder and relating to the Parent Common Stock subject thereto as may, from time to time, be requested by the Shareholders. Further, Parent shall (a) notify the Shareholders, at any time when a prospectus relating to the Parent Common Stock is required to be delivered under the Securities Act, of the happening of any event which

Parent, in its best judgment, believes would make a supplement to, or an amendment of, such prospectus necessary or appropriate, and (b) at the request of the Shareholder's Representative, prepare and furnish thereto a reasonable number of copies of any supplement to, or any amendment of, such prospectus that may be necessary so that, thereafter delivered to the shareholders, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

                 14.2.4 The Shareholders who are sellers of Parent Common Stock to be distributed in any underwritten offering shall be parties to the underwriting agreement entered into by Parent in connection therewith, and the representations and warranties by, and the other agreements on the part of Parent, including any lock-up provisions, to or for the benefit of the underwriter shall also be made to and for the benefit of such Selling Shareholders.

               14.2.5 Each Selling Shareholder agrees (except to the extent that such Shareholder is prohibited by applicable law from agreeing to withhold Parent Common Stock from sale), if requested in a timely notice from the managing underwriters in an underwritten offering, not to effect any public sale or distribution of Parent Common Stock, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), during the 30 day period prior to and during the 90-day period beginning on the closing date of each underwritten offering made pursuant to such registration statement.

               14.2.6 Parent shall not be required to maintain in effect any registration statement as it relates to Parent Common Stock held by the Shareholders beyond the period necessary to comply with the Securities Act (otherwise than pursuant to Rule 415 or any similar regulation permitting "shelf registration") with respect to the distribution of the Parent Common Stock included therein. However, Parent will use its reasonable best efforts to continue to file those documents which will permit Selling Shareholder to qualify sales of Parent Common Stock pursuant to Rule 144 under the Securities Act.


          14.3 Indemnification and Contribution.

               14.3.1 Indemnification by Parent. In the case of each offering of Parent Common Stock registered under the Securities Act pursuant hereto, Parent agrees to indemnify and hold harmless each Selling Shareholder in such offering, each underwriter of such Parent Common Stock under such registration and each other person, if any, who controls such Selling Shareholder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, and to reimburse them for any legal or any other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such Parent Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall not be so liable to a person otherwise indemnified to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein to the extent that such statements or alleged statements or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of a Selling Shareholder expressly for use in connection with any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document included by reference therein. The indemnification agreement contained in this Section 14.3.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Shareholder or any other person indemnified pursuant to such agreement and shall survive the transfer of such securities by such Selling Shareholder in the offering.

                 14.3.2 Indemnification by Selling Shareholders. In the case of each offering of Parent Common Stock registered under the Securities Act pursuant hereto, the Selling Shareholders in such offering agree to indemnify and hold harmless Parent, its officers and directors, each person who has signed the registration statement, and each other person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act, each Selling Shareholder in such offering, each person, if any, who controls each such Selling Shareholder within the meaning of Section 15 of the Securities Act, and the directors and officers of each such Selling
Shareholder, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claim, or defending any action or proceeding, insofar as such losses, claims, damages or liabilities
(or actions or proceedings in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of material fact contained or incorporated by reference in any registration statement under which such Parent Common Stock was registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent (any only to the extent) that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Selling Shareholder expressly for use in connection with the preparation of any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto or document incorporated by reference therein. The indemnification agreement contained in this Section 14.3.2 shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any other person indemnified pursuant to such agreement and shall survive the transfer of Parent Common Stock by such Selling Shareholder in the offering.

               14.3.3 Other Indemnification or Contribution. Without by implication limiting the scope of the other provisions of this Section 14.3, it is agreed that indemnification or, if appropriate, contribution, similar to that specified in the preceding subsections of this Section 14.3 (with appropriate modifications), shall be given by Parent and each Selling Shareholder of Parent Common Stock with respect to any required registration or other qualification of such Parent Common Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

                           ARTICLE 15. MISCELLANEOUS.

          15.1 Expenses. Whether or not the Merger shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated.

          15.2 Notices. All notices, requests, demands and other communications given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier, with confirmation received, to the telecopy number specified below:

               If to the Company at:

                    WebCentric Communications, Inc.
                    Attn: Daniel L. Kemp
                    210 S. 16th Street, Suite M8
                    Mezzanine Level
                    Braiker-Brandeis Building
                    Omaha, NB 68102

                    Fax No: (402) 330-9277

               With copies to:

                    Kutak Rock
                    Attn: Bruce A. Harrell, Esq.
                    The Omaha Building
                    1650 Farnam Street
                    Omaha, NB 08102
                    Fax No: (402) 346-1148

               If to Parent at:

                    National TechTeam, Inc.
                    Attn: Lawrence A. Mills
                    22000 Garrison Avenue
                    Dearborn, MI 48124
                    Fax No: (313) 277-6409

               With copies to:

                    Cox, Hodgman & Giarmarco
                    Attn: Kenneth J. LaMotte, Esq.
                    201 W. Big Beaver, Suite 500
                    Troy, Ml 48084
                    Fax No: (810) 528-2773

               If to Shareholders' Representative at:

                    (Same as Company)

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, or if sent by telecopier (the receipt of which will be promptly confirmed in writing), addressed in accordance with Section 15.2. Each of the parties shall notify the other in accordance with this Section 15.2 of any change of address or telecopy number to which notice is required to be mailed.

          15.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          15.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements and understandings among the parties with respect to the subject matter.

          15.5 Headings. The headings contained in this Agreement (and the Schedules) are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          15.6 Assignment: Amendment of Agreement. This Agreement shall not be assigned by any party without the prior written consent of all other parties. This Agreement may be amended only by written agreement of the parties, duly executed and delivered by an authorized representative of each of the parties.

          15.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts executed and fully performed within that State, without giving effect to the conflicts of laws principles thereof.

          15.8 Failure to Close. If for any reason this Agreement is terminated prior to the Effective Time, Parent shall return to the Company all documents and other information, including all originals and all copies thereof, theretofore delivered to Parent by the Company in conjunction with the Merger. Parent shall not retain copies of any such documents or other information, and shall not thereafter for a period of five years disclose to any person for any purpose or use any information conveyed to Parent in connection with the transactions contemplated by this Agreement, except for such information which was: (a) possessed by Parent prior to October 15, 1996; (b) disclosed to Parent by an independent third party without a violation of any obligation of confidentiality on the part of such third party to the Company; (c) ascertainable from public or published information or trade sources; or (d) obtained from Company in Parent's capacity as a shareholder of the Company.

          15.9 Further Assurances. Each party agrees that it will execute and deliver, and cause to be executed and delivered, on or after the date of this Agreement, all such other documents and will take all reasonable actions as may be necessary to consummate the Merger on the terms of this Agreement, to consummate the transactions contemplated, and to effectuate the provisions and purposes thereof.

          15.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement is intended or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          15.11 Non-Waiver. The failure of any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          15.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated are fulfilled to the extent possible.

          15.13 Incorporation of Schedules. The Schedules are incorporated into this Agreement and shall be deemed a part of this Agreement as if set forth herein in full. References to "this Agreement" and the words "herein", "hereof" and words of similar import refer to this Agreement (including its Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Schedule, the provisions of this Agreement shall control.

          15.14 Waiver of Jury-Trial. EACH OF THE COMPANY AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED.

          IN WITNESS WHEREOF, Parent, Acquisition, the Company and the Shareholders' Representative have executed and delivered this Agreement as of the day and year first above written.

                                   NATIONAL TECHTEAM, INC.

                                   By:      William F. Coyro, Jr.
                                        ---------------------------------
                                   Its:     CEO & CHAIRMAN
                                        ---------------------------------
                                                          "Parent"

                                  TECHTEAM TRAINING, INC.


                                  By:  William F. Coyro, Jr.
                                      ------------------------------------------

                                  Its: Chairman
                                      ------------------------------------------
                                                               "Acquisition"



                                  WEBCENTRIC COMMUNICATIONS, INC.

                                  By:   Daniel L. Kemp
                                      ------------------------------------------

                                  Its:  President
                                      ------------------------------------------
                                                                    "Company"


                                        Daniel L. Kemp
                                  ----------------------------------------------
                                  Daniel L. Kemp "Shareholders' Representative"

Schedule 2.1.1

Cash and Share Consideration




                               WebCentric                                NTT                   NTT              NTT      NTT
                                 Share               Cash              Registered            Restricted         Stock    Escrow
Name of Shareholder           Outstanding        Consideration     Share Consideration   Share Consideration   Options    Fund
-------------------          ------------        -------------     -------------------   -------------------   -------   ------
Dan Kemp ", **                1,200,000          $   100,000            18,279                  76,268         11,528    5,453
Mike Vesey ", **                860,000          $    30,000            13,482                  56,089          8,262    3,907
Bruce Botkin ", **              400,000                                  6,877                  26,089          3,843    1,817
Summa Four, Inc.                345,685          $   158,274            23,178
Lotus Development Corp.         266,000          $   532,000
David Grunsted ", **            212,000                                  3,644                  13,829          2,037      963
Centepede Capital Investments   150,000          $   300,000
John Kampfe                     120,000          $    48,000                                     8,348
John Borders                     80,000          $    18,400               591                   5,585
Leonard Bommer                   40,000          $    16,000                                     2,783
M. S. I. LLC                     30,000          $    60,000
Kirkwin Trading Corp.            25,000          $    50,000
Rose Bud Holdings, Ltd.          25,000          $    50,000
3878 Investments                 20,000          $    40,000
Kossert Enterprises              15,000          $    30,000
Wendy Balley and Diane L.
Carter, JT WROS                  15,000          $    30,000
AdMotion Marketing, Ltd.         15,000          $    30,000
Dr. Hartley A. Schwartzberg      10,000          $    20,000
Lionel Johnson                    6,000          $    12,000
Warting P. Clarke                 5,000          $    10,000
Jeffrey P. Zimmerman              5,000          $    10,000
Richard L. Geringer               5,000          $    10,000
Tom Liese **                     16,000                                  1,391                                  2,783
Mitzi Merti **                   12,000                                  1,043
Dan Linder **                     2,400                                    209
Chris Krebs **                   12,000                                  1,043                                  1,043

                Total         3,892,085          $ 1,654,874            67,737                 190,971         29,498   12,140
                              ---------          -----------            ------                 -------         ------   ------



" Denotes principle shareholders contributing National TechTeam, Inc. Restricted Stock to the 24 month Escrow Account

** Denotes employee agreements (attached) relating to stock options and stock ownership.

                                  SCHEDULE 5.1



                      CORPORATE ORGANIZATION AND STANDING



WebCentric Communications, Inc. does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable for or exercisable for any equity or any similar interest in, any corporation, joint venture or other business association or entity.

                                  SCHEDULE 5.2



                         CAPITALIZATION OF THE COMPANY

STOCK

A.       ISSUED SHARES

         Name of Shareholder                                 Number of Shares
         Daniel L. Kemp                                      1,200,000

         Michael A. Vesey                                    860,000

         National TechTeam, Inc.                             618,350

         Bruce A. Botkin                                     400,000

         Summa Four, Inc.                                    345,685

         Lotus Development Corp.                             266,000

         David P. Grunsted                                   212,000

         Centipede Capital Investments Corp.                 150,000

         John S. Kampfe                                      120,000

         John K Borders Jr.                                  80,000

         Leonard M. Sommer                                   40,000

         M.S.I., LLC                                         30,000

         Kirkwin Trading Corp.                               25,000

         Rose Bud Holdings, Ltd.                             25,000

         3878 Investments Ltd.                               20,000

         Kossert Enterprises                                 15,000

         Wendy Bailey and Diane L. Carter, JT WROS           15,000

         AdMotion Marketing, Ltd.                            l5,000

         Dr. Hartley A. Schwartzberg                         10,000

                                                             Exhibits previously
                                                            Submitted to company

                          SCHEDULE 5.2 - CONTINUATION

         Lionel Johnson                                     6,000

         Warring P. Clarke                                  5,000

         Jeffrey P. Zimmerman                               5,000

         Richard L. Geringer                                5,000
                                                        ---------

                                  Total                 4,468,035

B.       Employee Stock Options

         Name of Shareholder                                Number of Shares

         Tom Liese                                          80,000

         Mitzi Mertl                                        60,000

         Chris Krebs                                        60,000

         Dan Linder                                         12,000
                                                           -------

                                  Total                    212,000



C.       PREEMPTIVE RIGHTS

         Each of the current owners of the Company's Common Stock have preemptive rights pursuant to the Company's Articles of Incorporation.

D.       SUMMA FOUR, INC. AGREEMENT

         EXHIBIT A             Purchase of Common Stock of WebCentric
                               Communications, inc. by Summa Four, Inc.


                                        Individual Agreements

                                        Stock Purchase Agreement with exhibits

                                        Stockholders' Voting Agreement

                                        Right of First Refusal Agreement

                                  SCHEDULE 5.4



                                  NO CONFLICT



The execution and delivery of this Agreement by the Seller does not, and the performance of the Agreement by the Seller will not, ( I ) conflict with or violate the Articles of Incorporation or By-Laws of the Seller, ( ii ) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Seller or by which it or any breach of or constitute a default ( or an event that with notice or lapse of time or both would become a default ), or impair the Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Seller pursuant to, any contract, agreement, license, permit or other instrument or obligation to which the Seller is a party or by which the Seller or its properties is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS


Exhibit A                 Unaudited financial statements of the Company for the
                          period ending October 31, 1996.




                                                   Exhibits previously submitted
                                                   to company

        SCHEDULE 5.6.4

SCHEDULE OF CONTRACTS



                                   Contract         Contract            Current          Monthly          Contract
                                Inception Date  Termination Date        Payable         Recurring       Balance Due

Sprint Communications Voice T1       20-Aug-96         20-Aug-97   $         -          $2,514.00       $ 25,140.00

TCG Co-Location                                                                         $1,000.00       $ 12,000.00
TCG Tariffed Services-DS3            16-Oct-96         16-Oct-97   $       920.00       $3,544.00       $ 42,528.00  *
TCG Tariffed Services-T1             29-Oct-96    Month-to-Month   $       560.00       $  359.00       $  4,308.00  **

Mega Corp Lease                       1-Jan-97         31-Dec-01   $          -                         $161,888.60  ***




* Liability will transition to Sprint Communications within 3 months ** Month to Month expected termination February 1997.
*** WebCentric has leased space from from Mega Corp (2173 sq ft).

                                  SCHEDULE 5.7



                           ABSENCE OF CERTAIN CHANGES



West Interactive, acceleration of $40,000.00 payment regarding cancellation of March contract.

Summa Four, purchase of Summa Four, VC080 for $444,557.00 and sale of WebCentric Stock for $445,000.00.

Chris Krebs, employee signing bonus of $40,000.00

Mega Corp., Security deposit of $15,000.00 for lease on new space.

SCHEDULE OF INSURANCE POLICIES


                                                                                                      LOSSES OR
                                                                                                      ---------
              CARRIER                     COVERAGE                        AMOUNT     BENEFICIARY     CLAIMS FILED
              -------                     --------                        ------     -----------     ------------
Lincoln Benefit Life              Term Life Policy - Dan Kemp           $1,000,000  WebCentric       None
Lincoln Benefit Life              Term Life Policy - Mike Vesey         $1,000,000  WebCentric       None
Lincoln Benefit Life              Term Life Policy - David Grunsted     $1,000,000  WebCentric       None
Lincoln Benefit Life              Term Life Policy - Bruce Botkin       $1,000,000  WebCentric       None
Lincoln Benefit Life              Term Life Policy - Dan Kemp           $  500,000  Kemp Estate      None
Lincoln Benefit Life              Term Life Policy - Mike Vesey         $  500,000  Vesey Estate     None
Lincoln Benefit Life              Term Life Policy - David Grunsted     $  500,000  Grunsted Estate  None
Lincoln Benefit Life              Term Life Policy - Bruce Botkin       $  500,000  Botkin Estate    None

Norwest Insurance                 EDP Hardware                          $  840,000  WebCentric       None
                                  Transit Coverage                      $   10,000  WebCentric       None

Norwest Insurance                 Workers Compensation                  $  300,000  Employee         None
Norwest Insurance                 Crime Coverage                        $   30,000  WebCentric       None

Norwest Insurance                 Commercial General Liability - Per Occurance
                                  General Aggregate                     $2,000,000                   None
                                  Products                              $1,000,000                   None
                                  Personal Injury                       $1,000,000                   None
                                  Each Occurance                        $1,000,000                   None
                                  Fire Damage                           $   50,000                   None
                                  Medical Expenses                      $    5,000                   None

Chastain Otis Insurance           Group Health

Mundy and Associates              Group Disability - Long Term


                                  SCHEDULE 5.9

                                   LITIGATION

There is no claim, action, suit, proceeding, or investigation pending or, to the best knowledge of the Company or the Shareholders, threatened against the Company or the directors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company, before any court, arbitrator or administrative, governmental, or regulatory authority or body, that would reasonably be expected to have a Material Adverse Effect.

                                 SCHEDULE 5.10

                   COMPLIANCE WITH LAWS; LICENSES AND PERMITS


The Company is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a material Adverse Effect. The Company is not at this time required to hold or possess in its own name licenses, permits or governmental approvals.

                                 SCHEDULE 5.11


                                  TAX MATTERS

Seller has (I) timely filed or will file when due (or has filed and has paid all assessed penalties and interest), including extensions thereof, all federal, foreign, state and local tax returns required to be filed by or with respect to it (including those relating to any sales or use tax) prior to Closing; and (ii) paid in full or accrued all taxes for all periods ending on or prior to Closing.

Seller is not a party to any pending action or proceeding, nor, to the best knowledge of Seller or the Shareholders, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of any taxes has been asserted against Seller which has not been settled with all amounts due having been paid or contested in good faith.

                                 SCHEDULE 5.13

                         REAL PROPERTY; LEASED PREMISES


 The Company does not have any ownership interest in any real property.



EXHIBIT A        Lease Agreement between WebCentric Communications, Inc. and MR
                 INC. (landlord) for office space at 7101 Mercy Road, the Insurance Exchange Building.

EXHIBIT B        Lease Agreement between WebCentric Communications, Inc. and
                 Brandies Building investors, L.P.. This lease is scheduled to expire December 31, 1996.






                                                             Exhibits previously
                                                            submitted to company

                                 SCHEDULE 5.14

                               MATERIAL CONTRACTS


EXHIBIT A         Employment Contract between WebCentric Communications, Inc.
                  and:

                  Employee                                Dated
                  --------                                -----

                  Daniel L. Kemp                          October 23, 1996

                  Michael A. Vesey                        October 23, 1996

                  Bruce A. Botkin                         October 23, 1996

                  David P. Grunsted                       March 18, 1996

                  Tom Liese                               October 23, 1996

                  Mitzi Mertl                             October 23, 1996

                  Chris Krebs                             October 23, 1996

                  Dan Linder                              October 23, 1996

                         (referenced in Section 5.20 Exhibit A)


EXHIBIT B         Sprint Agreement

EXHIBIT C         Brite Voice Agreement

EXHIBIT D         Schedule of various operational agreements



                                                   Exhibits previously submitted
                                                   to company

                                SCHEDULE 5.15

            INTELLECTUAL PROPERTY AND INTELLECTUAL PROPERTY RIGHTS

Seller solely owns or has the exclusive right to use, free and clear of any lien or other encumbrance or restriction, all patents, trademarks (whether registered or unregistered), service mark, trade names, service names, brand names, logos and copyrights (collectively, "Intellectual Property Rights") owned or used by Seller in the conduct of its business.

EXHIBIT A               Sprint Agreement



                                                            Exhibits previously
                                                            submitted to company

                                 SCHEDULE 5.16

                            ENVIRONMENTAL COMPLIANCE

There are no exceptions to those representations and warranties made by the Seller pursuant to Section 5.16 of Article V.

                                SCHEDULE 5.19

                           NO THIRD-PARTY APPROVALS


No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated.

                                 SCHEDULE 5.20

                                EMPLOYEE MATTERS


There are no collective bargaining agreements or other Labor union contracts applicable to persons employed by the Company and to the best knowledge of the Company or the Shareholders, there are no activities or proceedings of any labor union to organize any such employees.

The Company is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours applicable to it, in any case which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect, nor is the Company engaged in any unfair labor practice.


EXHIBIT A                       Employee Contracts

EXHIBIT B                       Employee Group Health Plan

The Company currently participates in an Employee Group Health Insurance Plan.


                                                Exhibits previously submitted to
                                                company

                                 SCHEDULE 5.21

                               PERSONAL PROPERTY



EXHIBIT A                      Personal Property

The Company (a) has good and valid title to all of its personal property listed in Exhibit A as owned by it, and (b) valid leasehold interests in all Personal Property leased under the Personal Property Leases, in each case free and clear of all liens, encumbrances, or other security interests.

                                 SCHEDULE 5.23


                       BANK ACCOUNTS; SAFE DEPOSIT BOXES

EXHIBIT A                 Listing of all Bank Accounts







                                                      Exhibits previously submit
                                                      to company

                                 SCHEDULE 5.24


                                   GUARANTIES



The Company is not a guarantor for any liability or obligation (including indebtedness) of any third party.

                                 SCHEDULE 5.25


                CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY


Summa Four, inc. sold to WebCentric a VC080 switch, to the best knowledge of the Company or the Shareholders no other Shareholders has been involved in any business arrangement or relationship with the Company, and none of such Shareholders owns any asset which is used in the business of the Company.

                                 SCHEDULE 5.26


                      RESTRICTIONS ON BUSINESS ACTIVITIES


Except as set forth in Exhibits A and B, to the best knowledge of the Company or the Shareholders, there is no agreement, judgment, injunction or other order binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the conduct of business by the Company as currently conducted.



EXHIBIT A                      Brite Voice Agreement


EXHIBIT B                      Sprint Agreement

                                 SCHEDULE 5.28


                               NON-FOREIGN STATUS



Except as set forth in Exhibit A, none of the Shareholders is a foreign person within the meaning of Section 1445(f) of the Code.


EXHIBIT A                Foreign Shareholders

                         Lotus Development, Corp.

                         3878 Investments Ltd.

                         Ms. Wendy Bailey and Diane Carter, JT WROS

                         AdMotion Marketing, Ltd.

                         Mr. Warring P. Clarke

                         Mr. Lionel Johnson

                         Mr. Jeffrey Zimmerman

                         Kirkwin Trading Corp.

                         Rose Bud Holdings, Ltd.

                         Centepede Capital Investments

                                 SCHEDULE 5.29


                              COMPANY INDEBTEDNESS



As of the date of this agreement the Company has no debt.

                                 SCHEDULE 5.32


                        DEFINITIONS OF "BEST KNOWLEDGE"


The term "to the best knowledge of the Shareholder" or other term of similar import means that none of the persons listed below has actual knowledge that the representations or warranties set forth in this Agreement is untrue in any material respect.



EXHIBIT A                    Shareholder List










                                                 Exhibits previously submitted
                                                 to company

                                   EXHIBIT A



NAME OF SHAREHOLDER

Daniel L. Kemp
Michael A. Vesey
National TechTeam, Inc.
Bruce A. Botkin
Summa Four, Inc.
Lotus Development Corp.
David P. Grunsted
Centipede Capital Investments Corp.
John S. Kampfe
John K. Borders, Jr.
Leonard M. Sommer
M.S.I., LLC
Kirkwin Trading Corp.
Rose Bud Holdings, Ltd.
3878 Investments Ltd.
Kossert Enterprises
Wendy Bailey and Diane L. Carter, JT WROS
AdMotion Marketing, Ltd.
Dr. Hartley A. Schwartzberg
Lionel Johnson
Warring P. Clarke
Jeffrey P. Zimmerman
Richard L. Geringer

                                 SCHEDULE 8.1.2


                     EMPLOYEE BENEFITS; CREDITING SERVICE


Employee Benefits:        Full family group health coverage

                          Full family dental coverage

                          Key employee Life Insurance

                                 Schedule 8.1.3

                           National TechTeam Options


D. Kemp                 11,528 shares
M. Vesey                 8,262 shares
B. Bothin                3,843 shares
D. Grunsted              2,037 shares
T. Liese                 2,783
C. Krebs                 1,043
                        ------
                        28,496
                        ======

                                  Schedule 8.7
                                ESCROW AGREEMENT


          THIS ESCROW AGREEMENT, dated January ___, 1997, among NATIONAL TECHTEAM, INC, ("Parent"), TECHTEAM TRAINING, INC. ("Acquisition"), the undersigned representative of the WEBCENTRIC COMMUNICATIONS, INC. shareholders (the "Shareholders' Representative"), and NORWEST BANK NEBRASKA, NA, as the escrow agent ("Escrow Agent").


         1. Agreement and Plan of Merger. This Escrow Agreement is made in connection with the Agreement and Plan of Merger, dated as of January ___, 1997 (the "Agreement"), among Parent, WebCentric Communications, Inc. (the "Company"), and Acquisition pursuant to which the Company will merge into Acquisition, and each share of Company Common Stock ("Company Share"), issued and outstanding immediately prior to the Effective Time shall, subject to the escrow provisions contained herein and in Section 8.7 of the Agreement, be cancelled and converted into the right to receive cash and/or shares of Parent Common Stock ("Parent Company Stock") in accordance with Section 2.1.1 of the Agreement. All other capitalized words and terms used herein without definition are as defined in the Agreement.


         2. Escrow. Subject to the provisions of this Agreement, immediately prior to the Effective Time, Parent will deliver to the Escrow Agent certificates representing the number of shares of Parent Company Stock determined in accordance with Section 2.1.1 and 8,7 of the Agreement. Each such share of Parent Company Stock shall be registered in the name of the principal Shareholders of the Company identified on Schedule 2.1.1 of the Agreement (the "Principal Shareholders") who, subject to the provisions of this Agreement, has the right to receive such shares of Parent Company Stock, and shall be duly endorsed in blank or accompanied by stock powers duly signed in blank by such Principal Shareholder, with signatures guaranteed by a bank or member firm of the New York Stock Exchange (such shares of Parent Company Stock, together with any shares of Parent Company Stock received in respect thereof, are referred to as the "Escrowed Shares"). The Escrow Agent shall hold and dispose of the Escrowed Shares and shall act as Escrow Agent in accordance with the terms and provisions of this Agreement.


         3. Liability Secured by the Escrowed Shares. The Escrowed Shares are for the indemnification of the Parent's Indemnified Persons as provided in
Section 12 of the Agreement. The Escrowed Shares shall be held as a trust fund and shall not be subject to lien or attachment of any creditor of any party and shall be used solely for the purposes and subject to the conditions set forth in this Escrow Agreement.

4.    Release of Escrowed Shares.

                 4.1 Deductions from the Escrow Fund - Purchasers' Indemnified Persons. In the event that it is finally determined in accordance with Article 12 of the Agreement that Losses have been suffered by the Parent's Indemnified Persons and that monies are due to the Parent's Indemnified Persons, then the Escrow Agent shall deliver to Parent, in satisfaction of such monies due, the number of Escrowed Shares (computed to the nearest whole share) having an aggregate dollar value on the date of said delivery equal to the aggregate amount of such monies due.

                 4.2 Release of Escrowed Shares. On the Termination Date, the Escrow Agent shall deliver to the Principal Shareholders the balance of the Escrowed Shares not delivered to Parent pursuant to Section 4.1. The distribution to each such Principal Shareholder shall include cash payment by Parent in lieu of fractional shares.

         5. Fees. Parent agrees to pay the Escrow Agent a total of $xxxx for its services. Parent agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by it in performance of its duties hereunder.

         6. Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Escrow Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

                 6.1 Except as to the due execution and delivery of this Escrow Agreement by its duly authorized officers, the Escrow Agent makes no representation and has no responsibility as to the validity of this Escrow Agreement or of any other instrument referred to in this Agreement, or as to the correctness of any statement contained, and it shall not be required to inquire as to the performance of any obligation under the Agreement.

                 6.2 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other document which shall be in the form of a notice jointly executed by Parent, Acquisition and the Shareholders' Representative, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

                 6.3 The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except ifs own negligence of misconduct.

                 6.4 The Escrow Agent may consult with legal counsel selected by it, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel.

                 6.5 The Shareholders' Representative, on behalf of the Shareholders, and Parent, jointly, agree to indemnify the Escrow Agent against and save it harmless from any and all claims, liabilities, costs, payments and expenses, including fees of counsel (who may be selected by the Escrow Agent), for anything done or omitted by it in the performance of this Agreement, except as a result of its own negligence or bad faith.

                 6.6 The Escrow Agent shall have no duties or responsibilities except those expressly set forth. It shall not be bound by any modification of this Escrow Agreement unless in writing signed by the other parties and, if its duties as Escrow Agent are affected, unless it shall have given prior written consent.

         7. Resignation of Agent; Appointment of Successor. The Escrow Agent acting at any time hereunder may resign at any time by giving 30 days prior written notice of resignation to Parent and the Shareholders' Representative, such resignation to be effective on the date specified in such notice. Parent and the Shareholders' Representative shall appoint a successor Escrow Agent, by a written instrument delivered to and executed by such successor Escrow Agent, Parent and the Shareholders' Representative, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the retiring Escrow Agent as of the effective date of resignation as if originally named and the retiring Escrow Agent shall duly transfer and deliver the Escrowed Shares at the time held by the retiring Escrow Agent, provided that, if no successor Escrow Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent, the resigning Escrow Agent may pay the Escrowed Shares into a court of competent jurisdiction.

         8. Amendment and Termination. This Escrow Agreement may be amended or terminated only by a writing signed by Parent, the Escrow Agent and the Shareholders' Representative.

         9. Notices. All notices to be delivered hereunder shall be governed by Section 15.2 of the Agreement provided, that any notice to the Escrow Agent shall be directed to:


                      Norwest Bank Nebraska, NA
                      Investments and Trust
                      1919 Douglas Street
                      Omaha NE 68103

         10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Michigan applicable to contracts executed and fully performed within that State, without giving effect to the conflicts of laws principles thereof.

         11. Miscellaneous. This Agreement shall be binding and inure to the benefit of the parties and their successors and assigns. The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement may be executed in one or more counterparts, each of which is an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



TECHTEAM TRAINING, INC.                 NATIONAL TECHTEAM, INC.


By:  Willie F. Coyro, Jr.             By:  Willie F. Coyro, Jr.
   ---------------------                   ---------------------

Title: Chairman                         Title: CEO & Chairman
      ------------------                      ------------------


SHAREHOLDERS' REPRESENTATIVE            Norwest Bank Nebraska, NA, ESCROW Agent


By: Daniel L. Kemp                      By:    Larry D. Loncke
   -------------------------               ------------------------
                                        Title: LARRY D. LONCKE
                                               Vice President

                                   SCHEDULE 9



                      CONDUCT OF BUSINESS PENDING CLOSING



The Company agrees that pending the Effective Time, the Company shall conduct its business in a Manner materially consistent with its past practices, and shall not engage in any transactions out of the ordinary course of business.





















                                                   Exhibits previously submitted
                                                                      to company